        As filed with the Securities and Exchange Commission on January 13, 2006
                                                       Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   PCTEL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE               8725 W. HIGGINS ROAD        77-0364943
                                 CHICAGO, ILLINOIS 60631

(STATE OR OTHER JURISDICTION OF   (ADDRESS OF PRINCIPAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      EXECUTIVE OFFICES)    IDENTIFICATION NUMBER)


                            ------------------------
                             1997 STOCK OPTION PLAN
                            ------------------------

                                MARTIN H. SINGER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  PC-TEL, INC.
                              8725 W. HIGGINS ROAD
                                CHICAGO, IL 60631
                                 (773) 243-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                                LANCE BRADY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                              PROPOSED           PROPOSED
                         TITLE OF                              MAXIMUM        MAXIMUM            MAXIMUM
                        SECURITIES                             AMOUNT         OFFERING          AGGREGATE             AMOUNT OF
                          TO BE                                 TO BE        PRICE PER           OFFERING           REGISTRATION
                        REGISTERED                           REGISTERED        SHARE              PRICE                  FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1997 Stock Option Plan......         700,000      $  8.94(1)      $ 6,258,000.00           $   669.61
------------------------------------------------------------------------------------------------------------------------------------

(1) The exercise price of $8.94 per share is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of PCTEL, Inc. Common Stock as reported by the Nasdaq National Market on January 10, 2006.

         With respect to the Shares hereby registered under the 1997 Stock Option Plan the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 17, 2000 (File No. 333-34910), Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), Registration Statement on Form S-8 as filed with the Commission on February 4, 2002 (File No. 333-82120), Registration Statement on Form S-8 as filed with the Commission on February 14, 2003 (File No. 333-103233), Registration Statement on Form S-8 as filed with the Commission on February 9, 2004 (File No. 333-112621), and Registration Statement on Form S-8 as filed with the Commission on January 18, 2005 (File No. 333-122117) collectively referred to as the "Prior Form S-8s", are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

         The Company is registering 700,000 shares of its Common Stock under this Registration Statement, all of which are reserved for issuance under the Company's 1997 Stock Option Plan. Under the Prior Form S-8s, the Company previously registered 9,469,952 shares of its Common Stock for issuance under the 1997 Stock Option Plan.

                                   * * * * * *

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.
------   --------

                       Exhibit No.       Description
                       -----------       ------------

                           5.1           Opinion of Wilson Sonsini Goodrich &
                                         Rosati, P.C.

                          10.51* 1997 Stock Option Plan, as amended and restated May 13, 2004

                           23.1          Consent of Independent Accountants

                           23.2 Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

                           24.1          Power of Attorney (See page (II-3))

     * Incorporated by reference from the exhibit with the same exhibit number filed pursuant to the Company's Quarterly Report on Form 10-Q filed November 9, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of January, 2006.



                                                   PCTEL, INC.

                                                   By: /s/ Martin H. Singer
                                                       -------------------------
                                                       Martin H. Singer
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                         TITLE                              DATE
                 ---------                                         -----                              ----
/s/ Martin H. Singer                          Chairman of the Board, Chief Executive Officer    January 13, 2006
------------------------------------          (Principal Executive Officer) and Director
         Martin H. Singer

/s/ John W. Schoen                            Chief Operating Officer and Chief Financial       January 13, 2006
------------------------------------          Officer (Principal Financial and Accounting
         John W. Schoen                       Officer)


/s/ Richard C. Alberding                      Director                                          January 13, 2006
------------------------------------
         Richard C. Alberding

/s/ Richard Gitlin                            Director                                          January 13, 2006
------------------------------------
         Richard Gitlin

/s/ Giacomo Marini                            Director                                          January 13, 2006
------------------------------------
         Giacomo Marini

/s/ Brian Jackman                             Director                                          January 13, 2006
------------------------------------
         Brian Jackman

/s/ Carl A. Thomsen                           Director                                          January 13, 2006
------------------------------------
         Carl A. Thomsen

/s/ John Sheehan                              Director                                          January 13, 2006
------------------------------------
         John Sheehan